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                                                                     Exhibit 1.4

                                PRICING AGREEMENT

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                               February 26, 2001

Ladies and Gentlemen:

         Lumina Foundation for Education, Inc., as a selling shareholder (the "Selling Shareholder") of shares of Common Stock of USA Education, Inc. (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated as of February 23, 2001 (the "Underwriting Agreement") between the Company and Selling Shareholder on the one hand and Goldman, Sachs & Co. (the "Underwriters") to sell to the Underwriters the Shares specified in Schedule I hereto (the "Designated Shares"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Selling Shareholder agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Selling Shareholder, at the time and place and at the purchase price to the Underwriters set forth in Schedule I hereto, the number of Designated Shares set forth in Schedule I hereto.


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         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you, the Company and the Selling Shareholder.



                                         Very truly yours,

                                         USA EDUCATION, INC.

                                         By: /s/ John F. Remondi
                                             -----------------------------------
                                             Name: John F. Remondi
                                             Title: Executive Vice President &
                                         Chief Financial Officer






                                         LUMINA FOUNDATION FOR EDUCATION, INC.

                                         By: /s/ J. David Maas
                                             -----------------------------------
                                             Name: J. David Maas
                                             Title: SeniorVice President & Chief
                                         Financial Officer

Accepted as of the date hereof:
/s/ Goldman, Sachs & Co.
               (Goldman, Sachs & Co.)







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                         SCHEDULE I - DESIGNATED SHARES


TITLE OF DESIGNATED SHARES: COMMON STOCK, $0.20 PAR VALUE, OF USA EDUCATION,
INC.

NUMBER OF DESIGNATED SHARES:  7,241,513

PURCHASE PRICE BY UNDERWRITERS:

     $69.47 per Share

FORM OF DESIGNATED SHARES:

Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal (same-day) funds

TIME OF DELIVERY:

10:00 a.m. (New York City time), March 1, 2001

CLOSING LOCATION: 1701 PENNSYLVANIA AVENUE, NW, WASHINGTON, DC 20006

NAMES AND ADDRESS OF UNDERWRITERS:  GOLDMAN, SACHS & CO

                                    85 BROAD STREET

                                    NEW  YORK, NEW YORK 10004